UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM S-1/A AMENDMENT NO. 4
TO THE
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORION FINANCIAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Wyoming	8742	45-4924646
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation)	Classification Code Number)	Number)

1739 Creekstone Circle

San Jose, CA 95133

Tel.: 408-691-0806

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Tel. No.: (732) 409-1212

 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	40,000,000	$0.10	$4,000,000	$546

(1) This Registration Statement covers the sale of up to 40,000,000 shares of common stock.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $.10 is a fixed price at which the Company may sell its shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(3) Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(4) Previously Paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 23, 2013

Orion Financial Group Incorporated

40,000,000 Shares of Common Stock

This prospectus relates to the offering of up to 40,000,000 shares of common stock of Orion Financial Group, Inc. (the “Company”) in a self-underwritten direct public offering without any participation by underwriters or broker-dealers. The shares will be sold through the efforts of our officers and directors.

The offering price is $0.10 per share (the “Offering Price”). The offering period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless earlier terminated, until 5:00 P.M. Local Time, on xxxx, 2013(the “Offering Period”). There is no minimum number of shares to be sold under this offering.

We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering. You will not have the right to withdraw your funds during the offering.

The proceeds from the sale of the securities will be placed directly into the Company’s account, because we are not a blank check company pursuant to Rule 419 of Regulation C of the Securities Act of 1933.  We are not a blank check company because we have a definitive concept and are pursuing a defined business objective – the implementation of financial consulting services.

Our common stock is presently not traded on any market or securities exchange. The Company has not engaged any underwriter in connection with the sale of the shares of common stock.  Common stock being registered in this registration statement may be sold by the Company at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The aggregate net proceeds that the Company will receive assuming all shares are sold at a fixed price of $0.10 per share is $4,000,000.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the 40,000,000 shares.

Our shares are considered penny stock under the Securities and Exchange Act of 1934.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The shares will remain penny stocks for the foreseeable future.

Orion Financial Group, Inc. is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: [               ] __, 2013

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You should rely only on the information contained in this prospectus that we authorize to be distributed to you.  We have not authorized any other person to provide you with information different from that contained in this prospectus that we authorize to be distributed to you.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Third Party Data

This prospectus also contains estimates and other information concerning our industry, which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Orion” “Company,” “we,” “us” and “our” refer to Orion Financial Group, Incorporated.

Overview

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion intends to provide strategic financial consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company intends to provide financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company wants to facilitate consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as identify and evaluate potential acquisitions that will allow the Company to provide better, all-around services.

The Company, its shareholders and related parties do not plan to be acquired or merge with another company or enter into a change of control or similar transaction.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Financial Services Market

Orion will focus on providing consulting services to private and public businesses that are considering or are suitable targets in mergers and acquisitions transactions, are financially distressed, or desire access to capital markets. Orion’s target company will not be industry specific; however, efforts will be directed at client companies with the following attributes:

☐	Objective to sell, buy, or expand their business;

☐	Seeking recapitalization;

☐	Enterprise Value of $2 to $20 million;

☐	Profitably operational for at least 3 years;

☐	Cash flow positive through profitability;

☐	Auditable financials; and

☐	Strong management team.

Market Demographics

The development of the Company’s customer base and marketing efforts are based on the following statistics:

☐	The National Federation of Independent Business (NFIB) lists over 350,000 businesses as members. The Company will target these members as well as thousands of privately and publicly owned businesses that fit our target company profile and which are not members of NFIB.

☐	The U.S. Census Bureau, in its 2004 Economic Census, identifies over 25 million business firms in the U.S. Over 76.8% have no payroll, indicating most are self-employed persons operating unincorporated businesses. Of the remaining 5.9 million employer firms, over 99.7% are “small businesses” according to the U.S definition of less than 500 employees. In 2004, just 17,047 firms (0.28%) had more than 500 employees.[1]

1 Source: http://www.census.gov/epcd/www/smallbus.html

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Market Needs

Based on a internal Company study of various industries, large numbers of baby boomers own businesses that have not planned for management succession. The Company will target these businesses as suitable candidates for strategic acquisitions.

Similarly, a large percentage of public corporations in the lower and mid-cap classifications are actively looking for suitable, qualified merger and acquisition candidates in the private sectors. Many small public companies often do not have a full time acquisition department to conduct comprehensive vetting of candidate companies. The cost of being public has overwhelmed many small companies. Accordingly, Orion intends to provide services to these companies to meet company-specific objective.

Services

The Company intends to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting, (2) mergers and acquisitions assistance, and (3) due diligence resources.

☐	Corporate Financial Consulting – Full-service, extensive corporate financial consulting that focuses on micro-cap and small cap private and public companies. The Company’s services are based on its management’s extensive experience in a variety of sectors.
☐	Mergers and Acquisitions Advisory Services – Introduction to short and long-term financing options. Utilization of the Company’s extensive professional network to bring together buyers and sellers to execute transactions.
☐	Due Diligence Resources – Full documentation, due diligence, evaluation, and formation of integrated business plan to facilitate investment interest in the public and private markets.

Growth Strategy

Orion plans to expand its consulting services by utilizing a broad marketing strategy as well as looking into strategic acquisitions or joint ventures that will enable the Company to offer clients better products.

Competition

There are numerous companies offering services similar to what we provide in every geographic region of the United States. The companies providing these similar services vary from small, mid-sized and large operations. The larger, more established service providers can attain the best clients in terms of highest paying engagements. Though we are a smaller company at this stage, we intend to compete against small to mid-size firms.

Penny Stock

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are considered penny stock under the Securities and Exchange Act of 1934.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

☐	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading.
☐	Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended.
☐	Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price.

☐	Contains a toll-free telephone number for inquiries on disciplinary actions.
☐	Defines significant terms in the disclosure document or in the conduct of trading penny stocks.
☐	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

☐	The bid and offer quotations for the penny stock.
☐	The compensation of the broker-dealer and its salesperson in the transaction.
☐	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock.
☐	Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Development Stage Company Status

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue and have limited tangible assets. Our company has a limited operating history and must be considered in the development stage. Since inception, the net cash used by operating activities was $(74,279) since inception through December 31, 2012 which was primarily attributable to the operating loss. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

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We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Where You Can Find Us

Our principal executive office is located at 1739 Creekstone Circle, San Jose, CA 95133 and our telephone number is 408-691-0806. Our website is www.orionfinancialgroupinc.com.

The Offering

Common stock offered	40,000,000 shares of common stock.

Common stock outstanding before the offering	59,538,395 common shares (1)

Common stock outstanding after the offering	99,538,395 common shares assuming all shares offered have been issued and sold.

Terms of the Offering	40,000,000 shares at $.10 per share

Use of proceeds	We expect to use the proceeds received from the offering to further develop our products and for general working capital purposes.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)            Based on 59,538,395 shares of common stock outstanding as of April 23, 2013.

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RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue. If we are unable to successfully implement our business, then we may be unable to continue to operate.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·	Develop effective business plan;

·	Meet customer standard;

·	Attain customer loyalty;

·	Develop and upgrade our service;

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

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We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE HAVE NOT DEVOTED ANY SIGNIFICANT RESOURCES TOWARDS THE MARKETING AND SALE OF OUR PRODUCTS, WE EXPECT TO FACE INTENSE COMPETITION IN THE MARKETS IN WHICH WE DO BUSINESS, AND EXPECT TO RELY, TO A SIGNIFICANT EXTENT, ON THE MARKETING AND SALES EFFORTS OF THIRD PARTIES THAT WE DO NOT CONTROL.

We expect that the marketing and sale of our services will be conducted by a combination of independent representatives and third-party strategic partners. Consequently, success of our services will be dependent largely on the efforts of others. We intend to enter into additional strategic marketing agreements or other collaborative relationships to market and sell our services. However, we may not be able to identify or establish appropriate relationships in the future. Even if we enter into these types of relationships, we cannot assure you that the entities with which we form relationships will focus adequate resources on selling our services or will be successful in selling them.

We will face intense competition in the markets for our services. We will compete directly with currently available services, some of which may be less expensive. The companies that sell these services may have established relationships and more name-brand recognition in the market than we do. In addition, some of those companies may have significantly greater financial, marketing, and other resources.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Some of our executive officers lack public company experience, which could impair our ability to comply with legal and regulatory requirements. Because we don’t have any independent directors with audit experience it would be difficult to meet such requirements as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose the ability to publically trade your entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE SIGNIFICANT SHAREHOLDINGS, WHICH MAY LEAD TO CONFLICTS WITH OTHER SHAREHOLDERS OVER ALL CORPORATE VOTES AND CONTROL THE COMPANY'S DIRECTION.

Our directors and officers, as a group, beneficially own or control approximately 90% of our outstanding common stock. Acting together, these shareholders would be able to significantly influence all matters that our shareholders vote upon, including the election of directors, mergers or other business combinations and matters. As such, they would be able to control the operations and the direction of the Company with very little outside influence.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

10

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year). Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements

FUNDS RAISED IN THIS OFFERING ARE AVAILABLE FOR IMMEDIATE USE AND AT THE DISCRETION OF OUR MANAGEMENT.

The funds raised from this offering of our common stock will be available to the Company for immediate use and such uses as to be determined by our management. Management will have access to the funds raised. You will not have the right to withdraw your funds during the offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

11

Third Party Data

This prospectus also contains estimates and other information concerning our industry which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”.

USE OF PROCEEDS

Based on an offering price of $0.10 per share, we calculate that the gross proceeds from the offering to be up to $4 million if we sell the maximum number of shares.

This is a best efforts offering. Assuming we sell the maximum number of shares, we will receive net proceeds of approximately $3.95 million after deduction of offering expenses. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes with a summary of the use of proceeds shown below:

Working capital	$1,954,954

Expansion of Services – addition of staff, procurement of office, other related general & administrative	1,600,000

Expansion of Services – marketing	400,000

Expenses (legal/accounting)	45,046

Total Gross Proceeds	$4,000,000

In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses. However, our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding any aforementioned acquisition. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

If less than 100% of the maximum shares are sold, we will allocate funds according to the table below. We anticipate that amounts raised below 50% of the maximum will result in limited revenue from expansion of operations during the short-term. Expansion of operations includes such items marketing expenditures and, if available, a small acquisition.

Allocation of funds

Amount raised	$800,000	2,000,000	3,000,000	4,000,000
% of total offering	20%	50%	75%	100%

Allocation
Working capital	400,000	1,000,000	1,500,000	2,000,000
Expansion	400,000	1,000,000	1,500,000	2,000,000
TOTAL	800,000	2,000,000	3,000,000	4,000,000

12

If 20% of the maximum shares are sold, we will continue with utilizing working capital and expansion. However, there would be insufficient funds available for furtherance of the plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION."

In the event that only 50% of the maximum shares are sold (approximately $2,000,000), we will be able to further the plan of operation; however, our activities will continue to be restricted.

If 75% of the maximum shares underlying are sold (approximately $3,000,000), there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

We intend to use the net proceeds from this offering to further develop our products and operations, for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The price per share of some of the initial investors is lower than that of the current offering because the risk level is higher for initial investors.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Our net tangible book value as of December 31, 2012 was approximately $12,151, or $.0002 per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on December 31, 2012. Assuming that we issue all of the shares of our common stock offered by us at the public offering price of $.10 per share, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2012 would have been approximately $4 million, or $.04 per share of our common stock. This amount represents an immediate increase in net tangible book value of $.04 per share to our existing stockholders and an immediate dilution in net tangible book value of $.06 per share to new investors purchasing shares of our common stock in this offering. The entire increase in net tangible value to our existing shareholders will be derived from the public contribution. Our officers, director, promoters, and other affiliates have not contributed investments at this time.

13

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the public offering price per share of our common stock. The following items influence the dilution in net tangible book value per share to new investors:

•	Public offering price per unit

•	Net tangible book value per share as of December 31, 2012

•	Increase per share attributable to sale of common stock to investors

•	Dilution per share to investors

•	Dilution as a percentage of the offering price

Net tangible book value

	12/31/2012	Offering	Post-offering

Net tangible book value	$12,151		$3,962,151
Shares outstanding	57,538,395	40,000,000	97,538,395

Net tangible book value/	0.0002	0.10000	0.0406
share

Increase attributable to raise	0.04

Initial dilution to new shareholders	0.06

Because the 56,164,650 shares issued to founders were done at $0 per share this would cause a $.10 per share dilution to new shareholders. They would only realize the $.06 per share dilution mentioned above because of the investments that have been made already.

PLAN OF DISTRIBUTION

Our directors and executive officers may participate in the solicitation of the exercise of subscriptions for the purchase of common stock. These persons will not receive any commissions or compensation in connection with these activities, other than their normal compensation, but they will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other trained employees may assist in the offering in ministerial capacities, providing clerical work or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to our executive offers and Registrar and Transfer Company, our subscription and information agent. Our other employees have been instructed not to solicit subscriptions for the purchase of shares or to provide advice regarding the same. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the solicitation of subscriptions and the sale of the common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of our common stock.

We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering or in connection with the public offering, and no commissions, fees or discounts will be paid in connection with the offering.

14

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.001 par value per share. We do not have any preferred stock authorized.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. Currently, we have 57,538,395 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStocktransfer, LL. The transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its telephone number is 212-828-8436.

15

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of December 31, 2012 included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, 10350 Ste 800, Houston, Texas, 77042, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion intends to provide strategic financial consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company wants to facilitate financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company intends to provide consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as, identify and evaluate potential acquisitions that will allow the Company to provide better all-around support. Orion has begun to invest time and resources in the development of its services and products, which involves management’s determination as to what sector or client the Company should target with marketing materials in anticipation of providing its consulting services.

We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Industry Overview

Orion seeks to offer its services to clients across North America. The Company seeks to identify viable engagements in various industries including manufacturing, distribution, energy, logistics, hospitality, air cargo, design & build, architecture & design, food production, viticulture, and aviation support services in states, and provinces across North America.  In each case, the target company’s owners or current management team are faced with major corporate development challenges that may prevent them from ascending to the next level of business operations or inhibit strategic acquisitions or divestitures of corporate assets.

Financial Services Market

Orion is focused on providing consulting services to private and public businesses that have the following characteristics: suitable mergers and acquisitions candidate, financially distressed entity, or desire access to capital markets. Orion’s target company will not be industry specific; however, efforts will be directed at companies with the following attributes:

☐	Objective to sell, buy, or expand their business;

☐	Seeking recapitalization;

☐	Enterprise Value of $2 to $20 million;

16

☐	Profitably operational for at least 3 years;

☐	Cash flow positive through profitability;

☐	Auditable financials; and

☐	Strong management team.

Market Demographics

In developing its customer base and in focusing its marketing efforts, it is important to note the following statistics:

☐	The National Federation of Independent Business (NFIB) lists over 350,000 businesses as members. The Company will target these members as well as thousands of privately and publicly owned businesses that fit our target company profile and which are not members of NFIB.

☐	The U.S. Census Bureau, in its 2004 Economic Census, identifies over 25 million business firms in the U.S. Over 76.8% have no payroll, indicating most are self-employed persons operating unincorporated businesses. Of the remaining 5.9 million employer firms, over 99.7% are “small businesses” according to the U.S definition of less than 500 employees. In 2004, just 17,047 firms (0.28%) had more than 500 employees.[2]

We conducted a market analysis to determine how our services would be paired with the demands from potential clients.

Market Needs

Large numbers of baby boomers own businesses that have not planned for management succession. The Company will target these businesses as suitable candidates for strategic acquisitions.

Similarly, a large percentage of public corporations in the lower and mid-cap classifications are actively looking for suitable, qualified merger and acquisition candidates in the private sectors. Many small public companies often do not have a full time acquisition department to conduct comprehensive vetting of candidate companies. The cost of being public overwhelms many small companies. Accordingly, Orion intends to provide services to these companies to meet company-specific objectives.

Services

The Company intends to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting (2) mergers and acquisitions assistance (3) due diligence resources.

☐	Corporate Financial Consulting – Full-service, extensive corporate financial consulting that focuses on micro-cap and small cap private and public companies. The Company’s services are based on its management’s extensive experience in a variety of sectors.
☐	Mergers and Acquisitions Advisory Services – Introduction to short and long-term financing options. Utilization of the Company’s extensive professional network to bring together buyers and sellers to execute transactions.
☐	Due Diligence Resources – Full documentation, due diligence, evaluation, and formation of integrated business plan to facilitate investment interest in the public and private markets.

Growth Strategy

Orion plans to expand its consulting services by utilizing a broad marketing strategy as well as looking into strategic acquisitions or joint ventures that will enable the Company to offer clients better products. We will attempt to have strategic alliances to leverage our position as a new player in the financial industry. These partnerships will encompass relationships with more established companies in our space that will enable us to pursue our corporate objectives.

2 Source: http://www.census.gov/epcd/www/smallbus.html

17

Competition

There are numerous companies offering services similar to what we provide in every geographic region of the United States. The companies providing these similar services vary from small, mid-sized and large operations. The larger, more established service providers can attain the best clients in terms of highest paying engagements. We are a smaller company at this stage. Accordingly, we intend to compete against small to mid-size firms within the small-cap company space by providing exceptional services at affordable prices.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1739 Creekstone Circle San Jose, CA 95133 and our telephone number is 408-691-0806.  We use this property free of charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 41 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We currently have not issued any stock options.

18

ORION FINANCIAL GROUP INCORPORATED

AUDITED FINANCIAL STATEMENTS

ORION FINANCIAL GROUP INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

December 31, 2012

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Orion Financial Group Inc.

(A Development Stage Company)

San Jose, California

We have audited the accompanying balance sheet of Orion Financial Group, Inc. (a development stage company) (the Company”) as of December 31, 2012 and the related statement of expenses, changes in stockholders’ equity and cash flows for the period from March 26, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the results of its operations and its cash flows for the period from March 26, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3.The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

March 1, 2013

F-1

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Balance Sheet

December 31
2012
Assets
Current assets:
Cash and cash equivalents	$12,151

Total current assets	12,151

Total assets	$12,151

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$-

Total current liabilities	-

Total liabilities	-

Stockholders’ equity (deficit):

Common stock, $0.001 par value, 100,000,000 shares authorized 57,538,395 issued and outstanding at December 31, 2012	57,538
Additional paid-in capital	28,892
Deficit accumulated during development stage	(74,279)

Total stockholders’ equity (deficit)	12,151

Total liabilities and stockholders’ equity (deficit)	$12,151

The accompanying notes are an integral part of these financial statements.

F-2

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Operations

For the period from
March 26, 2012 (inception)
To December 31, 2012
Revenue	$-

Operating expenses
General and administrative expenses	74,279
Total operating expenses	74,279

Net loss	$(74,279)

Loss per common share
Basic	$(0.01)

Weighted average number of common shares outstanding
Basic and Diluted	13,113,032

The accompanying notes are an integral part of these financial statements.

F-3

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity (Deficit)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Value	Capital	Stage	Equity (Deficit)

Balance at the date of inception on March 26, 2012	-	$-	$	$-	$-

Contributed Capital	-	-	100	-	100

Founders’ shares	56,164,350	56,164	(56,164)	-	-

Shares issued for cash	1,374,045	1,374	84,956	-	86,330

Net loss	-	-	-	(74,279)	(74,279)

Balance at December 31, 2012	57,538,395	$57,538	$28,892	$(74,279)	$12,151

The accompanying notes are an integral part of these financial statements.

F-4

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Cash Flows

For the period from March 26, 2012 (inception) to
December 31, 2012

Cash flows from operating activities:
Net loss	$(74,279)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:	-

Net cash used in operating activities	(74,279)

Cash flows from financing activities:
Proceeds from stock issuance	86,330
Contributed capital	100

Net cash provided by financing activities	86,430

Net increase in cash and cash equivalents	12,151

Cash and cash equivalents - beginning	-

Cash and cash equivalents - ending	$12,151

The accompanying notes are an integral part of these financial statements

F-5

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Note 1 - Organization And Nature of Business

Orion Financial Group Inc. (the “Company”) was incorporated in the state of Wyoming on March 26, 2012 with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share. The Company’s principal operations are located in San Jose, CA. The Company is a strategic merchant-banking firm providing services to companies requiring cutting-edge advice in the area of corporate growth strategies. The Company provides financing alternatives to experienced executives that seek to purchase (buy-side) divest (sell-side) or recapitalize their public or private company. The Company has selected December 31 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

In preparing the accompanying audited financial statements, we evaluated the period from December 31, 2012 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure (Note 6).

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-6

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Earnings per Share

The Company computes net earnings per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

F-7

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Note 4 – Equity

In July 2012, the Company issued 56,164,350 founder shares determined to have a deminimis value given the company’s lack of assets and operations.

In August 2012, the Company issued 1,044,045 shares to an investor for $86,000 at a price of $0.082 per share.

Also during August and September 2012, the Company issued 330,000 shares at a price of $0.001 per share for cash of $330.

Note 5– Income Taxes

The Company follows Accounting Standards Codification 740, Accounting for Income Taxes.

The Company did not have taxable income for the period from inception (March 26, 2012) through December 31, 2012. The Company’s deferred tax assets consisted of the following as of December 31, 2012

2012

Net operating losses carried forward	$25,998
Valuation allowance	(25,998)

Net deferred income tax asset	–

The Company has net operating losses carried forward of $74,279 available to offset taxable income in future years which expire in fiscal year ended 2022.

Note 6 – Subsequent Events

In January 2013, the Company issued 2,000,000 shares to investors for $20,000 at a price of $0.01 per share.

F-8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

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Overview

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion provides strategic consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company provides financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company intends to provide consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as, identify and evaluate potential acquisitions that will allow the Company to provide better all-around support. Orion has invested considerable time and resources in the development of its services and products.

Plan of Operations-summary

We are currently a development stage company. We intend to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting (2) mergers and acquisitions assistance (3) due diligence resources. Additionally, we will reach out to various companies through marketing services to find suitable clients and approach other entities to engage in strategic partnerships or acquisitions.

Plan of Operations-detail/milestones

Depending on the amount of funding received, the following are projected accomplishments of the company:

1) Marketing plan to advertise our services: 3-6 months after funding

2) Hiring of 2-5 senior financial professionals/consultants 3-6 months after funding

If we do not receive 100% of the maximum funding we will scale back in each area proportionally.

We intend to fund our plan of operations with the proceeds from this offering. If we are unable to raise sufficient funds from this offering to pursue these objectives, we may engage in additional debt or equity financings during fiscal 2013.  However, the Company cannot make any guarantee that it will be successful in obtaining any additional financing or that the terms will be favorable to the Company.

Results of Operations

Inception (March 26, 2012) Through December 31, 2012.

Revenues: Revenues since inception through the December 31, 2012 were $0

Cost of Revenue: Cost of Revenues since inception through December 31, 2012 was $0.

Gross Profit: Gross Profit since inception through December 31, 2012 was $0.

SG&A Expenses: SG&A Expense since inception through December 31, 2012 were $74,279, which was primarily attributable to professional fee payments.

Total Expenses: Total expenses since inception through December 31, 2012 were $74,279, which was primarily attributable to the payment of professional fees.

Net Loss: We incurred a net loss of $(74,279) since inception through December 31, 2012, which was primarily attributable to general and administrative expenses.

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Capital Resources and Liquidity

Inception (March 26, 2012) Through December 31, 2012.

As of December 31, 2012, we had cash and cash equivalents of approximately $12,151. The following section provides a summary of our net cash flows from operating, investing, and financing activities. We have historically financed our operations primarily through shareholder investment. Management estimates that approximately $50,000 will be required annually to finance the Company's current operations of executing its business plan. The Company may require funds of up to $4,000,000 to finance its plan of operations. Funds required to finance the Company's plan of operations are expected to come from this offering, or from additional debt or equity financings during fiscal 2013 until such time as our revenues exceed expenses. It is expected to take longer than 12 months to reach this break-even position. The Company cannot make any guarantee that it will be successful in obtaining any additional financing or that the terms will be favorable to the Company.

Net cash used by operating activities was $(74,279) since inception through December 31, 2012 which was primarily attributable to the operating loss.

Net cash flow from investing activities was $0 since inception through December 31, 2012.

Net cash flow from financing activities was $86,430 since inception through December 31, 2012.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Management Consideration of Alternative Business Strategies

In order to continue to protect and increase shareholder value management believes that it may, from time to time, consider alternative management strategies to create value for the company or additional revenues.  Strategies to be reviewed may include acquisitions; roll-ups; strategic alliances; joint ventures on large projects; and/or mergers.

Management will only consider these options where it believes the result would be to increase shareholder value while continuing the viability of the company.

Critical Accounting Policies

The Company’s significant accounting policies are presented in the Company’s notes to financial statements for the period ended December 31, 2012 which are contained in this filing. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of April 23, 2013.

Name	Age	Position
Kenneth Green	53	President, Secretary, Treasurer and Director
Bob Bates	44	Interim Chief Financial Officer and Director
Lincoln Ong	50	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Kenneth Green, has served as President, Secretary, Treasurer, and Director of the Company since March 26, 2012.Mr. Green was the President of Catalyst Financial Group, Inc., a business incubation firm, from 2009 to 2010 . At Catalyst Financial Group, Inc., liquidated on September 24, 2010, Mr. Green has served as a management consultant specializing in marketing, sales, business analysis, organizational management, information systems implementation, consumer product marketing promotions, consumer trade shows, and identifying strategic alliances. From 2007 to 2008, Mr. Green was President of Catalyst Ventures until its sale to Worldvest. Mr. Green’s brings to the Company’s management and board of directors experience in the areas of identifying potential acquisition targets and planning and strategizing corporate growth. Mr. Green has a Master’s Degree in Business Administration from the University of Phoenix. Mr. Green’s brings to the Company’s management and board of directors experience in the areas of identifying potential acquisition targets and planning and strategizing corporate growth.

Bob Bates, has served as the interim Chief Financial Officer and Director of the Company since November 7, 2012. He has been the Chief Financial Officer of Inova Technology (INVA.OB) since 2006. Mr. Bates received a BS from Bucknell University and is a CPA, CVA and CFE with over 20 years experience as a Controller and CFO for various public and private entities in several countries. His experience in the areas of SEC financial reporting, specifically in consolidation accounting, small business valuation and accounting experience in debt and acquisition accounting make him a strong director and accounting officer.

Lincoln Ong, has served as Director of the Company since November 7, 2012. He has worked as a Systems Programmer, System Software Developer and Systems Engineer and for High Wire Press since 2001. He earned his BS at San Francisco State University. Mr. Ong’s experience in improving operations/business processes/infrastructure provides the Company with a knowledge basis as it continues to improve its cost structure. These experiences of improving cost structure and business process are essential for Orion.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

Family Relationships

There are no family relationships among any of our officers or directors.

Employment Agreements

We do not have any employment agreements with any of our officers.

Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to us but which will only be resolved when one or more future events occur or fail to occur. We and our legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to directors/officers for all services rendered in all capacities to us in since inception to December 31, 2012.  These executive officers are referred to as the “named executive officers” throughout this report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers since inception to December 31, 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Totals ($)

Kenneth Green	2012	0	0	0	0	0	30,000	(1)	30,000
Bob Bates	2012	0	0	0	0	0	3,000	(2)	3,000

(1)	Kenneth Green was paid $30,000 as of December 31, 2012 for his services rendered.

(2)	Pursuant to the Company’s contract with HP Accounting, Bob Bates was paid, through HP Accounting, $3,000 for his services.

Employment Agreements

We do not have any employment agreements with any of our officers.

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Compensation of Directors

Our directors receive no compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 23, 2013 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)
5% Shareholders
Pegasus Motorsports, LLLP (3)	17,670,000	29.68%
Catalyst Holding Group, LLLP (4)	17,670,000	29.68%
Directors and Executive Officers
Kenneth Green (5)	53,010,000	89.03%
Bob Bates (6)	680,000	1.14%
Lincoln Ong (7)	1,006,800	1.69%

All directors and officers as a group (3 people)	54,696,800	91.87%

(1) Unless otherwise, noted, the address of each beneficial owner is c/o Orion Financial Group, Incorporated, 1739 Creekstone Circle, San Jose, CA 95133.

(2) Based on 59,538,395 shares of common stock issued and outstanding as of April 23, 2013.

(3) The beneficial owner of Pegasus Motorsports, LLP is Kenneth Green.

(4) The beneficial owner of Catalyst Group Holdings, LLP is Kenneth Green.

(5) Owned via Pegasus Motorsports, LLP, The Orion Fund 501(c)(3), and Catalyst Group Holdings, LLLP.

(6) Owned via HP Accounting, 1819 Polk St. #314 San Francisco, CA 94109. Bob Bates is the controlling shareholder of HP Accounting.

(7) Owned via Orsus, LLLP, Po Box 60667, Palo Alto, CA 94306. Lincoln Ong is the controlling shareholder of Orsus, LLLP.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Except as set forth below, since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

The Company engaged HP Accounting to provide accounting services to the Company. Bob Bates, the Company’s interim Chief Financial Officer and director, is the controlling owner of HP Accounting. HP Accounting required a $1,500 retainer for the first 15 hours of work at a rate of $100 per hour.

The Company paid its Chief Executive Officer, Ken Green, $30,000 for his services rendered to the Company.

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Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Wyoming corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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40,000,000 SHARES OF COMMON STOCK

ORION FINANCIAL GROUP INCORPORATED

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is [             ] __, 2013

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$546
Transfer Agent Fees	$1,000
Accounting fees and expenses	$3,500
Legal fees and expense	$40,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$45,046

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the initial shareholders. The initial shareholders, however, will pay any other expenses incurred in initial their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Wyoming corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

In July 2012, the Company issued 56,164,350 shares of common stock to its founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (“Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The shares were issued for services rendered. The following table lists our founders and the shares issued to them in connection with the Company’s incorporation.

Name	Shares
Gail D. Munter, LLLP	1,014,950
Jeffrey R. Crowe	432,600
Orsus, LLLP	1,006,800
HP Accounting Svcs., Inc.	680,000
Ken Green (and related entities)	53,010,000

In August 2012, the Company issued 1,044,045 shares of common stock to Rowton LLP for an aggregate amount of $86,000 at a price of $0.082 per share. Ronald Rowton has voting control over Rowton LLP. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (“Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering.

In October 2012, the Company issued 330,000 shares of common stock to 33 investors, 27 non-accredited investors and 6 accredited investors, at an offering price of $0.001 per share. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

In January 2013, the Company sold 2,000,000 shares to two accredited investor for an aggregate amount of $20,000 at a price of $0.01 per share. These shares were issued in reliance on the exemption under Section 4(2) since the issuance did involve a public offering.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	HP Accounting Services Contract(1)
10.2	Form of Subscription Agreement
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Filed as an Exhibit on Form S-1 filed with the Securities and Exchange Commission on November 27, 2012.

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Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 24, 2013.

ORION FINANCIAL GROUP INCORPORATED

By:	/s/Kenneth Green
Kenneth Green
Chief Executive Officer

By:	/s/Bob Bates
Bob Bates
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Kenneth Green	President, Secretary, and Director	April 24, 2013
Kenneth Green	(principal executive officer)

/s/Lincoln Ong	Director	April 24, 2013
Lincoln Ong

/s/Bob Bates	Interim Chief Financial Officer and Director	April 24, 2013
Bob Bates	(principal financing and accounting officer)

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